SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2005

First Citizens BancShares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16471	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3128 Smoketree Court; Raleigh, North Carolina	27604
(Address of principal executive offices)	(Zip Code)

Registrant’s phone number including area code: 919/716-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 UCT 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 1, 2005, our wholly owned bank subsidiary, First-Citizens Bank & Trust Company (the “Bank”), completed the issuance and sale of an aggregate of $125,000,000 principal amount of 5.125% Subordinated Notes Due 2015. The notes are unsecured and subordinated in right of payment to all the Bank’s existing and future “senior indebtedness” (as defined therein), all claims of its depositors, its obligations under banker’s acceptances and letters of credit, its obligations to any Federal Reserve Bank, and any obligations to its other general or secured creditors, and they call for payment of principal in full at maturity on June 1, 2015, with interest payable semi-annually (at an annual rate of 5.125%) on March 31 and September 30 each year, beginning September 30, 2005.

The notes were issued and sold under an Indenture and First Supplemental Indenture, both dated June 1, 2005 (collectively, the “Indenture”), between the Bank and Deutsche Bank Trust Company Americas, as Trustee. Copies of the Indenture are filed as Exhibits 4.1 and 4.2 to this Report.

Subject to its receipt of required approvals of the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks, the Bank may redeem the notes in whole or, except during the existence of an “event of default” (as defined in the Indenture), in part, at its option, at any time, at a redemption price calculated as described in the Indenture. Under the Indenture, payment of principal of the notes may be accelerated only upon the occurrence of certain events involving liquidation, insolvency or similar proceedings with respect to the Bank or all or substantially all of its property.

The Bank intends to use the net proceeds from the sale of the notes primarily to support its continued growth and for other general corporate purposes. The Bank intends to treat the notes on its books as Tier 2 capital to the extent permitted by the regulatory capital guidelines of the Federal Deposit Insurance Corporation.

The notes were offered and sold in the United States in a transaction that was not subject to registration under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

Exhibits. The following exhibits are being filed with this Report:

Exhibit No.	Exhibit Description

4.1	Indenture dated June 1, 2005, between the Bank and Deutsche Bank Trust Company Americas, as Trustee

4.2	First Supplemental Indenture dated June 1, 2005, between the Bank and Deutsche Bank Trust Company Americas, as Trustee

Disclosures About Forward Looking Statements

The discussions included in this Report and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans,” “projects,” or other statements concerning opinions or judgments of the Registrant and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Registrant’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

	By:	/s/ KENNETH A. BLACK
Date: June 1, 2005		Kenneth A. Black, Vice President